EXHIBIT 13.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of United World Holding Group Holdings Inc. (the “Company”) on Form 20-F for the period ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), Hong Wang, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Annual Report, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

United World Holding Group Ltd.

Dated: May 17, 2021	By:	/s/ Hong Wang
Chief Executive Officer
(Principal Executive Officer)